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                                                                     EXHIBIT 5.1


                     (LOCKE LIDDELL & SAPP LLP LETTERHEAD)


                                  March 4, 2004



Bull Street Real Estate Investment Trust, Inc.
2357 Renaissance Drive, Suite A
Las Vegas, Nevada  89119

Ladies and Gentlemen:

         We have acted as special counsel to Bull Street Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-11 (File No. 333-111643) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 22,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including, without limitation, the Company's Amended and Restated Articles of Incorporation, the Company's Bylaws, the Registration Statement and resolutions of the Company's board of directors relating to the issuance and sale of the Common Stock and matters related thereto ("Resolutions"). In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following the (i) effectiveness of the Registration Statement, (ii) issuance of the Common Stock pursuant to the terms of the Resolutions and the Registration Statement, and (iii) receipt by the Company of the consideration for the Common Stock authorized by the Resolutions, the Shares will be validly issued, fully paid, and non-assessable.

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Bull Street Real Estate Investment Trust, Inc.
February 4, 2004
Page 2


         This opinion is being furnished to you for use in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Maryland, and we express no opinion as to the effect of any other laws on the opinions stated herein.

         The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change with respect to any matter set forth herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                           Very truly yours,

                                           LOCKE LIDDELL & SAPP LLP



                                           By: /s/ Kenneth L. Betts
                                               --------------------
                                                   Kenneth L. Betts